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                                                                   EXHIBIT 10.14

                          Unocal Corporation Director
                              Indemnity Agreement



  This Agreement is made as of [Insert Date of Appt] by and among Unocal Corporation, a Delaware corporation (the "Corporation"), and [Insert Name of
                                          -----------
Unocal Director] (the "Director") with reference to the following facts:
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                                   RECITALS
                                   --------

  A. The Director is currently a member of the Board of Directors of the Corporation and of certain subsidiaries of the Corporation and is performing valuable services for the Corporation. The Corporation wishes the Director to continue in such capacity, and the Director is willing, under certain circumstances, to continue in such capacity.

  B. The Corporation's Certificate of Incorporation, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, has been amended to eliminate the Director's liability to the Corporation and its shareholders for monetary damages for certain breaches of fiduciary duty.

  C. The Bylaws of the Corporation provide for the indemnification of the officers, directors, agents, and employees of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended or as may be amended, revised, or superseded.

  D. In addition to the indemnification to which the Director is entitled pursuant to the Bylaws of the Corporation and as additional consideration for the Director's services, the Corporation has, in the past, furnished at its expense directors and officers liability insurance protecting the Director in connection with such services. The Corporation is continuing to furnish such insurance at its expense and will continue to do so, subject to the availability of such insurance at a reasonable cost. Moreover, insurance carriers, as a condition of issuing director and officer liability insurance policies, are requiring that corporations protect directors from liability to the maximum extent permitted by the Delaware General Corporation Law.

  E. The Director has indicated that he does not regard the Certificate of Incorporation (as amended to incorporate the protections permitted by Section 102(b)(7) of the Delaware General Corporation Law), the indemnities available under the Corporation's Bylaws, and the directors and officers liability insurance in effect as adequate to protect him against the risks associated with his services to the Corporation. The Director may not be willing to continue in office in the absence of the further lawful protections afforded by the instant Agreement.

                                   AGREEMENT
                                   ---------

  NOW, THEREFORE, in order to induce the Director to continue to serve as a Director of the Corporation and of certain subsidiaries of the Corporation, in consideration for his continued services, and in order to do everything possible to procure and maintain adequate director and officer liability insurance policies, the Corporation hereby agrees to indemnify the Director as follows:

  1. The Corporation will pay on behalf of the Director and his executors, administrators, or assigns, any amount which he is or becomes legally obligated to pay because of any claim or claims made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a Director of the Corporation or of certain subsidiaries of the Corporation and solely because of his being a Director. The payments which the Corporation will be obligated to make hereunder shall include, inter alia,
                                                                   ----------
damages, judgments, settlements and costs, costs of investigation (excluding salaries of officers or employees of the Corporation), and costs of defense of legal actions, claims, or proceedings and appeals
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therefrom, and costs of attachment or similar bonds; provided, however, that the
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Corporation shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which it is prohibited from paying as indemnity by applicable law or public policy or for any other reason.

  2. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within sixty (60) days after a written claim has been received by the Corporation, the Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim; and, if successful in whole or in part, circumstance Director shall also be entitled to be paid the expense of prosecuting such claim.

  3. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

  4. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Director:

          (a) for which payment is actually made to the Director under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (b) for which the Director is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of this Agreement;

          (c) for which the Director is indemnified by the Corporation otherwise than pursuant to this Agreement;

          (d) based upon or attributable to the Director gaining in fact any personal profit or advantage to which he was not legally entitled;

          (e) for an accounting or profits made from the purchase or sale by the Director of securities of the Corporation within the meaning of
         Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

          (f) brought about or contributed to by the dishonesty of the Director seeking payment hereunder; however, notwithstanding the foregoing, the Director shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Director shall establish that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated; or

          (g) if a court holds that such payment is prohibited by applicable law or is against public policy.

  5. No costs, charges, or expenses for which indemnity shall be sought hereunder shall be incurred without the Corporation's consent, which consent shall not be unreasonably withheld.

  6. The Director, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Unocal Corporation, Attention: Corporate Secretary, 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245 (or such other address as to the Corporation shall designate in writing to Director); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Director shall give the Corporation such information and cooperation as it may reasonably require and as shall be within the Director's power.

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  7.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

  8. Nothing herein shall be deemed to diminish or otherwise restrict the Director's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Delaware law.

  9. This Agreement shall be governed by and construed in accordance with Delaware law .

  10. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Director.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                                            DIRECTOR:

UNOCAL CORPORATION

                                                            _______________________________________________
By_______________________________________________           [Insert Director's Name]
   Dennis P.R. Codon, Vice President, Chief Legal
   Officer and General Counsel



By_______________________________________________
   Brigitte M. Dewez, Corporate Secretary

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